UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2010

NetFabric Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21419	76-0307819
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

299 Cherry Hill Road, Parsippany, NJ 07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   -   (973) 537-0077

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes In Registrant’s Certifying Accountant.

On March 25, 2010, NetFabric Holdings, Inc. (the “Company”) was notified that McGladrey & Pullen, LLP (“M&P”) resigned as the independent registered public accounting firm for the Company.

M&P had been the independent accountants of the Company since December 4, 2007. Their report dated May 11, 2009, on the Company’s consolidated financial statements for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for a “going concern” uncertainty. During the period from the inception of the engagement through the termination of the engagement, the Company had no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to M&P’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During our two most recent fiscal years, and the subsequent interim period through the date M&P resigned, M&P did not advise the Company as to any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided M&P a copy of the disclosures in this Form 8-K and has requested and received from M&P, a letter, addressed to the Securities and Exchange Commission stating that M&P agrees with the above statements. A copy of the M&P letter, dated March 25, 2010, is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements And Exhibits

(d)           Exhibits

Exhibit Number	Description

16.1	Letter from McGladrey & Pullen, LLP, dated March 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFABRIC HOLDINGS, INC.

Date: March 26, 2010	By:	/s/ Vasan Thatham
Name: Vasan Thatham
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from McGladrey & Pullen, LLP, dated March 25, 2010.